Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of EUDA Health Limited on Form S-1 of our report dated June 3, 2022, except for Note 3, which is dated July 25, 2022, with respect to our audits of the consolidated financial statements of EUDA Health Limited and Subsidiaries as of and for the years ended December 31, 2021 and 2020. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Friedman LLP

New York, New York
December 23, 2022